Letter Of Resignation

Pursuant to the agreement between ACRO Inc. and Top Alpha, which calls for the resignation of all board members and officers as a condition for the completion of the agreement, I, Gabby Klausner, hereby submit my resignation as the CFO of ACRO Inc.

/s/ Gabby Klausner
Gabby Klausner	Date